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CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Equity Oil Company of our report dated February 4, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Salt Lake City, Utah
March 7, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS